UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported)	September 24, 2018

Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

(414) 355-0400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2018, Badger Meter, Inc. (the “Company”) issued a press release announcing that Richard A. Meeusen, the Company’s Chief Executive Officer since 2002, will retire effective December 31, 2018.  Mr. Meeusen will remain Chairman of the Company’s board of directors (the “Board”).  Kenneth C. Bockhorst, age 45, currently the Company’s President, was appointed to the Board effective immediately and is slated to become the Company’s Chief Executive Officer upon Mr. Meeusen’s retirement, to serve for an indefinite term.  He is expected to continue to serve as the Company’s President.  In connection with Mr. Bockhorst’s appointment to the Board, the Board increased the number of authorized directors from eight to nine directors.  Mr. Bockhorst has not been and is not expected to be appointed to any committee of the Board.  Mr. Bockhorst was not appointed to the Board pursuant to any agreement or understanding between him and any other person, nor is he slated to become the Chief Executive Officer pursuant to any agreement or understanding between him and any other person.  Mr. Bockhorst does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K nor any family relationships reportable under Item 401(d) of Regulation S-K.  See the Company’s Current Report on Form 8-K filed April 27, 2018 for Mr. Bockhorst’s biographical information, which is incorporated herein by reference.

In connection with Mr. Meeusen’s retirement, the Company and Mr. Meeusen entered into a Post-Retirement Agreement, dated as of September 24, 2018 (the “Agreement”), which describes Mr. Meeusen’s responsibilities until the effective date of his retirement and the benefits he will receive in connection therewith.

Under the Agreement, Mr. Meeusen will continue to serve as Chairman of the Board and his compensation will be commensurate with compensation paid to all other non-employee directors, which is described in the Company’s Definitive Proxy Statement for the 2018 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on March 16, 2018.  Mr. Meeusen’s unvested stock options and restricted stock shall vest on September 30, 2018, with no further restrictions, and the Company shall pay out any accrued value for outstanding, but unvested, long-term incentive plan awards as of December 31, 2018.  The estimated value of this accelerated vesting and payout of Mr. Meeusen’s outstanding long-term incentive plan awards, based on the closing price of the Company’s common stock on September 21, 2018, is $2.0 – 2.5 million.  Additionally, Mr. Meeusen may continue to use the Company car until the expiration of the lease in November 2019.  For the period from December 31, 2018 to March 2, 2023, Mr. Meeusen will provide consulting services to the Chief Executive Officer and the Board.  Mr. Meeusen will serve in this capacity at no additional cost but will be reimbursed for expenses incurred in connection with providing the consulting services according to Company policy.

As a condition to receiving benefits under the Agreement, Mr. Meeusen (1) is required to provide consulting services if requested and (2) may not accept a position as an employee, consultant or director with another organization that engages in substantial competition with the Company or its subsidiaries without the consent of the Board’s Compensation Committee.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.  The Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01                          Regulation FD Disclosure.

The Company issued a press release announcing the retirement of Mr. Meeusen and the appointment of Mr. Bockhorst.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01                          Financial Statements and Exhibits.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
(10.1)	Post-Retirement Agreement, dated as of September 24, 2018, by and between the Company and Richard A. Meeusen.
(99.1)	Badger Meter, Inc. Press Release, dated September 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: September 24, 2018	By:	/s/ Richard E. Johnson
Richard E. Johnson
Senior Vice President – Finance and Treasurer Chief Financial Officer